UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 McKinney Avenue
Suite 1250
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (214) 242-1955

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Gas Gathering and Compression Agreement
On November 5, 2013, Mountaineer Midstream Company, LLC (“Mountaineer Midstream”), an indirect, wholly owned subsidiary of Summit Midstream Partners, LP (“SMLP”), amended and restated its long-term, fee-based, gas gathering and compression agreement (the “Antero Agreement”) with Antero Resources Corporation (“Antero”). The primary term of the amended and restated Antero Agreement extends to March 31, 2026.
The amended and restated Antero Agreement contains unit-based (per Mcf) gathering and compression fees. In addition, the Antero Agreement contains minimum revenue commitments pursuant to which Antero has agreed to pay us a minimum monetary amount for gathering and compression services for certain periods during the term of the Antero Agreement. The aggregate unit-based gathering or compression fee actually paid by Antero for any lateral or compressor station during a given period will not be less than the minimum revenue commitment for such lateral or compressor station during that period, although such minimum revenue commitments may be reduced to take into account periods when we are unable to gather or compress Antero’s natural gas.
The Antero Agreement requires us to commit certain capacity amounts to Antero. Such capacity commitments are allocated between, and are specific to, designated portions of the Mountaineer Midstream system.
Amended and Restated Revolving Credit Facility
On November 1, 2013, we closed on an amendment and restatement of our revolving credit facility which: (i) increases the borrowing capacity from $600.0 million to $700.0 million, (ii) extends the maturity from May 2016 to November 2018, (iii) includes a $200.0 million accordion feature, (iv) reduces the leverage-based pricing grid by 0.75% from a range of 2.50% to 3.50% for LIBOR (as defined below) loans to a new range of 1.75% to 2.75% and from a range of 1.50% to 2.50% for base rate loans to a new range of 0.75% to 1.75%, and (v) changes the commitment fee from a fixed 0.50% to a range of 0.30% to 0.50% depending on the leverage ratio.
The revolving credit facility is secured by the equity of (i) SMLP's wholly owned subsidiary, Summit Midstream Holdings, LLC (“Summit Holdings”); (ii) DFW Midstream Services LLC; (iii) Grand River Gathering, LLC; (iv) Bison Midstream, LLC; (v) Mountaineer Midstream Company, LLC; and (vi) Summit Midstream Finance Corp., and substantially all of the assets of these entities. It is guaranteed by SMLP and all of the subsidiaries of Summit Holdings. The revolving credit facility allows for revolving loans, letters of credit and swingline loans. Borrowings under the revolving credit facility bear interest at the London Interbank Offered Rate ("LIBOR") plus an applicable margin or a base rate, as defined in the credit agreement.
The revolving credit agreement contains affirmative and negative covenants customary for credit facilities of its size and nature that, among other things, limit or restrict the ability (i) to incur additional debt; (ii) to make investments; (iii) to engage in certain mergers, consolidations, acquisitions or sales of assets; (iv) to enter into swap agreements and power purchase agreements; (v) to enter into leases that would cumulatively obligate payments in excess of $30.0 million over any 12-month period; and (vi) of Summit Holdings to make distributions, with certain exceptions, including the distribution of Available Cash (as defined in the SMLP partnership agreement) if no default or event of default then exists or would result therefrom and Summit Holdings is in pro forma compliance with its financial covenants. In addition, the revolving credit facility requires Summit Holdings to maintain a ratio of consolidated trailing 12-month earnings before interest, income taxes, depreciation and amortization ("EBITDA") to net interest expense of not less than 2.5 to 1.0 (as defined in the credit agreement) and a ratio of total net indebtedness to consolidated trailing 12-month EBITDA of not more than 5.0 to 1.0, or not more than 5.5 to 1.0 (i) for 270 days following certain acquisitions and the commencement of certain material projects (as defined in the credit agreement) and (ii) after a qualified notes offering (as defined in the credit agreement).
Item 2.02 Results of Operations and Financial Condition.
On November 7, 2013, Summit Midstream Partners, LP ("SMLP") announced its results of operations for the three and nine months ended September 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1.
The information provided pursuant to this Item 2.02, including Exhibit 99.1, is "furnished" and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by SMLP under the Exchange Act or the Securities Act of 1933, as amended, except to the extent expressly set forth by specific reference in any such filings.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles ("GAAP"), SMLP presents certain non-GAAP financial measures. Specifically, SMLP presents EBITDA, adjusted EBITDA, distributable cash flow and adjusted distributable cash flow. We define EBITDA as net income, plus interest expense, income tax expense, and depreciation and amortization expense, less interest income and income tax benefit. We define adjusted EBITDA as EBITDA plus unit-based compensation, adjustments related to MVC shortfall payments and loss on asset sales, less gain on asset sales. We define distributable cash flow as adjusted EBITDA plus cash interest income, less cash paid for interest expense and income taxes, senior notes interest expense and maintenance capital expenditures. We define adjusted distributable cash flow as distributable cash flow plus or minus other non-cash or non-recurring expenses or income.
We exclude these items because they are considered unusual and not indicative of our ongoing operations. Our definitions of these non-GAAP financial measures may differ from the definitions of similar measures used by other companies. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating SMLP’s financial performance. Furthermore, management believes that these non-GAAP financial measures may provide users with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. These measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of SMLP’s results as reported under GAAP.
Reconciliations of GAAP to non-GAAP financial measures are included as attachments to the press release which has been posted in the "Investors" section of our website at www.summitmidstream.com.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release of Summit Midstream Partners, LP, dated as of November 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Date: November 7, 2013	/s/ Matthew S. Harrison
Matthew S. Harrison, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Summit Midstream Partners, LP, dated as of November 7, 2013

4